UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 11, 2018

Lakeland Financial Corporation
(Exact name of registrant as specified in its charter)

Indiana	000-11487	35-1559596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

202 East Center Street
Warsaw, Indiana  46581-1387
(Address of principal executive offices, including zip code)

(574) 267-6144
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

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[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
 Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company  [  ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 7.01	Regulation FD Disclosure

On December 22, 2017, the Tax Cuts and Jobs Act (the "Act") was signed into law. The Act introduces tax reform that reduces the current corporate federal income tax rate from 35% to 21%, among other changes. The corporate tax rate reduction is effective January 1, 2018.

Lakeland Financial Corporation (the "Company") has determined that the Act requires a revaluation of its net deferred tax asset. Deferred income taxes result from temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements, which will result in taxable or deductible amounts in future years. Deferred tax assets and liabilities are measured using enacted rates expected to apply to taxable income in years in which those temporary differences are expected to be recovered or settled. Deferred tax assets and liabilities are adjusted through income tax expense as changes in tax laws are enacted.

The Company estimates that, based on current information, the Act's impact will be to reduce the value of the Company's net deferred tax asset by approximately $4.137 million, which will be recorded as additional income tax expense during the fourth quarter of 2017. The estimated impact is a reduction of fourth quarter 2017 earnings and year-end 2017 tangible book value by approximately $0.16 per share or a 0.90% reduction in tangible book value as of December 31, 2017.

The Company's revaluation of its net deferred tax asset and other relevant details remain subject to modifications as the Company finalizes its financial results for the year ended December 31, 2017 and as information and analysis regarding the Act and other relevant factors emerge.

This document contains, and future oral and written statements of the company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "continue," "plan," "intend," "estimate," "may," "will," "would," "could," "should" or other similar expressions. The company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain and, accordingly, the reader is cautioned not to place undue reliance on any forward-looking statements made by the company. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the company undertakes no obligation to update any statement in light of new information or future events. Additional information concerning the company and its business, including factors that could materially affect the company's financial results, is included in the company's filings with the Securities and Exchange Commission, including the company's Annual Report on Form 10-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
LAKELAND FINANCIAL CORPORATION

Dated:  January 11, 2018 By:   /s/Lisa M. O'Neill
                                        Lisa M. O'Neill
                                        Executive Vice President
                                        and Chief Financial Officer